Exhibit 23.1


Consent of Independent Registered Public Accounting Firm


GraphOn Corporation
Santa Cruz, California


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-145284, 333-119402, 333-107336, 333-40174 and
333-88255) of GraphOn Corporation of our report dated March 31, 2008, relating to the consolidated financial statements, which appear in this Form 10-KSB.


/s/ Macias Gini & O'Connell LLP
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Macias Gini & O'Connell LLP
Sacramento, California


March 31, 2008